                                                                  Exhibit 99.388


FROM:          Fortney, Elizabeth
SENT:          Monday, September 20, 1999 5:41 PM
TO:            'Frank Stewart,'
CC:            McManus, Terry
SUBJECT:       FP Baseline Proposal - questions  RFP E208901 - function point counting

IMPORTANCE:    High

Frank,

Received the list of questions.
Opened and reviewed as well. We will be prepared to meet on Thursday.

I will call Carolyn in the morning, first thing.

Thanks,
Liz

LIZ FORTNEY

PEROTSYSTEMS CORPORATION

VOICE: (626) 537-3006
CELL: (626) 705-4135
FAX: (603) 849-7989
Pager: (800) PAGEMCI pin #1938735
ELIZABETH.FORTNEY@PS.NET

-----Original Message-----
From: Stewart, Frank J [mailto:STEWARF1@sce.com]
Sent: Monday, September 20, 1999 4:25 PM
To: 'elizabeth.fortney@ps.net'
Subject: RFP E208901 - function point counting


Attached, in a MS-WORD document, are 10 questions asking for additional information or clarification about your firms response to RFP E208901. I would like written responses and a brief meeting to clarify any questions that we might have about your answers. I would like to meet on Thursday in the morning. Please call Carolyn McAuliff at 626 302-1648 to schedule the meeting here at SCE.

(Supplemental Questions 990920.doc)




> Frank J. Stewart
> Manager - Y2K CPMO Test Office
> Southern California Edison
> 626 . 302 . 7308 (2-7308)
> FAX : 302 . 7113 (2-7113)
> stewarf1@sce.com
>